UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2014 (March 28, 2014)

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 653-8881
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 28, 2014, Blount International, Inc. (“Blount” or the “Company”), through its wholly-owned subsidiary, Blount, Inc., entered into the Third Amendment to the Fourth Amended and Restated Credit Agreement (“the Amendment”) of its Senior Credit Facility, pursuant to which General Electric Capital Corporation acts as administrative agent. The only amendment was the granting of a one-time extension of 60 days (from March 31, 2014 to May 30, 2014) to provide fiscal year 2013 audited financial statements to Agent and Lenders.

The Company's senior credit facility debt is incurred by its wholly-owned subsidiary, Blount, Inc. Blount International, Inc. and all of its domestic subsidiaries other than Blount, Inc. guarantee Blount, Inc.'s obligations under the senior credit facilities. The obligations under the senior credit facilities are collateralized by a first priority security interest in substantially all of the assets of Blount, Inc. and its domestic subsidiaries, as well as a pledge of all of Blount, Inc.'s capital stock held by Blount International, Inc. and all of the stock of domestic subsidiaries held by Blount, Inc. Blount, Inc. has also pledged 65% of the stock of its direct non-domestic subsidiaries as additional collateral.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the attached Amendment.

The Company is filing herewith a copy of the Amendment dated March 28, 2014. The amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1	Third Amendment to Fourth Amended and Restated Credit Agreement dated March 28, 2014
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Mark V. Allred
Mark V. Allred
Vice President and Corporate Controller
(Principal Accounting Officer)
Dated: April 2, 2014
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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Third Amendment to Fourth Amended and Restated Credit Agreement dated March 28, 2014